Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On December 11, 2024 (the “Closing”), pursuant to the Asset Purchase Agreement dated as of December 11, 2024 (the “Asset Purchase Agreement”), by and between BuzzFeed Media Enterprises, Inc., a wholly-owned subsidiary of BuzzFeed, Inc. (the “Company” or “BuzzFeed”) and FEAST OPCO LLC (the “Purchaser”), the Company sold certain assets and liabilities relating to BuzzFeed’s business operating under the brand name “First We Feast,” and related sub-brands (such businesses, “First We Feast,” and the sale of First We Feast, the “First We Feast Transaction”). Pursuant to the Asset Purchase Agreement, the Purchaser acquired the First We Feast business for $82.5 million in cash, based on and subject to the terms and conditions set forth therein. Upon the Closing, the Company and the Purchaser entered into a transition services agreement (the “TSA”) pursuant to which the Company will provide certain specified transition services on the terms and subject to the conditions set forth in the TSA. The transition services provided under the TSA commenced on the Closing and will run for the periods of time set forth in the schedules to the TSA, unless earlier terminated. Additionally, upon the Closing, the Company entered into space sharing agreements with the Purchaser whereby the Purchaser will license a portion of the Company’s office space in New York, New York and Los Angeles, California. These agreements commenced on the Closing and will expire on May 31, 2025, unless terminated earlier in accordance with the space sharing agreements. The Company will receive a total monthly license payment of $0.1 million for the use of such space, and the Purchaser will be responsible for certain operating expenses. The Asset Purchase Agreement is attached as an exhibit to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 12, 2024.
As of December 11, 2024, the Company had $106.8 million of aggregate principal amount of $150.0 million unsecured convertible notes due 2026 (i.e., the “Notes”), after giving effect to the repurchase of $12.0 million of notes from the holders of the Notes pursuant to private repurchase agreements dated December 10, 2024. Pursuant to the indenture governing the Notes, 95% of the net proceeds of asset sales must be used to repay the Notes. As such, the Company will use $75.6 million of the net proceeds received from the First We Feast Transaction (i.e., after deducting non-recurring transaction-related expenses) to repay a portion of the aggregate principal amount of debt then-outstanding under the Notes (payment will be made on or before December 18, 2024). The Company will also pay approximately $3.2 million in accrued and unpaid interest to the holders of the Notes, using cash on hand.
The following unaudited pro forma condensed consolidated financial information reflects certain known impacts of the First We Feast Transaction. The unaudited pro forma condensed consolidated statements of operations present First We Feast as discontinued operations for the nine months ended September 30, 2024, and for the years ended December 31, 2023 and 2022, in a manner consistent with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 205-20, Discontinued Operations, as if the First We Feast Transaction occurred on January 1, 2022. The unaudited pro forma condensed consolidated balance sheet presents First We Feast as discontinued operations as of September 30, 2024, as if the First We Feast Transaction occurred on September 30, 2024. All adjustments shown on the unaudited pro forma condensed consolidated financial information are transaction accounting adjustments. After the date of the First We Feast Transaction, the historical financial results of First We Feast will be reflected in the Company’s consolidated financial statements as discontinued operations under U.S. Generally Accepted Accounting Principles for all periods presented through the First We Feast Transaction date, effective with the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
The Company acquired First We Feast on December 3, 2021, and therefore full unaudited pro forma condensed consolidated financial information is not meaningful for the year ended December 31, 2021 and is omitted herein. For the year ended December 31, 2021, on an as-reported basis, the Company’s consolidated revenue and net income on a continuing operations basis was $383.8 million and $3.9 million, respectively, of which First We Feast contributed revenues of $4.7 million and contributed a net income of approximately $2.0 million. For the year ended December 31, 2021, excluding the impact of First We Feast and on an as-reported basis (and continuing operations basis), the Company's revenue and net income was $379.1 million and $1.9 million, respectively.
The following unaudited pro forma condensed consolidated financial information has been derived from the Company’s historical consolidated financial statements and reflects certain assumptions and adjustments that management believes are reasonable under the circumstances and given the information available at this time. The unaudited pro forma condensed consolidated financial information reflects other adjustments that, in the opinion of management, are necessary to state fairly the pro forma financial position and results of operations as of and for the periods indicated. However, such adjustments are estimates and actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated financial information is for illustrative purposes only, does not necessarily reflect what BuzzFeed’s financial position and results of operations would have been had the Closing occurred on the dates indicated, does not necessarily indicate BuzzFeed’s future financial position and results of operations, and does not reflect all actions that may be taken by BuzzFeed after the Closing. Additionally, the unaudited pro forma condensed consolidated financial information does not consider any cost savings, operating synergies, or additional costs that may be incurred to achieve such synergies, or otherwise incurred, after completing the First We Feast Transaction.
The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information. The transaction accounting adjustments to reflect the First We Feast Transaction include but are not limited to:

•the separation of the operations and transferred assets and liabilities related to First We Feast from BuzzFeed and the transfer of those assets to the Purchaser reflected in the “Discontinued Operations of First We Feast” column;
•the impact of, and transactions contemplated by, the Asset Purchase Agreement, the TSA, and the space sharing license agreements; and
•the repayment of approximately $75.6 million against the aggregate principal amount of debt then-outstanding to the holders of the Notes and approximately $3.2 million of accrued and unpaid interest thereon.

The following unaudited pro forma condensed consolidated financial information should be read in conjunction with BuzzFeed’s historical consolidated financial statements and accompanying notes included in its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2024, filed with the SEC on November 12, 2024, and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 29, 2024. The unaudited pro forma condensed consolidated financial information constitutes forward-looking information, is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated, and should be read in conjunction with the accompanying notes thereto.
The “Net income (loss) from discontinued operations, net of tax” lines within the accompanying unaudited pro forma condensed consolidated statements of operations relates to the contributions of Complex Networks, which was disposed of on February 21, 2024. Refer to the aforementioned SEC filings for additional details.

BUZZFEED, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2024
(Dollars and shares in thousands, except per share amounts)

		Transaction Accounting Adjustments
	BuzzFeed (Historical)	Discontinued Operations of First We Feast (a)	First We Feast Transaction Pro Forma Adjustments	Notes	Pro Forma BuzzFeed
Assets
Current assets
Cash and cash equivalents	$53,723	$—	$82,504	(b)	$54,453
			(2,959)	(b)
			(78,815)	(c)
Accounts receivable, net	49,625	(8,684)	—		40,941
Prepaid expenses and other current assets	17,572	(1,872)	—		15,700
Total current assets	120,920	(10,556)	730		111,094
Property and equipment, net	7,662	—	—		7,662
Right-of-use assets	33,313	—	—		33,313
Capitalized software costs, net	22,704	—	—		22,704
Intangible assets, net	24,531	(12,546)	—		11,985
Goodwill	57,562	(12,905)	—		44,657
Prepaid expenses and other assets	9,851	—	—		9,851
Total assets	$276,543	$(36,007)	$730		$241,266

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$15,008	$(598)	$—		14,410
Accrued expenses	20,592	—	(3,011)	(c)	17,581
Deferred revenue	1,313	(123)	—		1,190
Accrued compensation	14,486	(1,340)	—		13,146
Current lease liabilities	22,804	—	—		22,804
Current debt	102,929	—	(65,491)	(c)	37,438
Other current liabilities	3,212	—	3,539	(d)	6,751
Total current liabilities	180,344	(2,061)	(64,963)		113,320
Noncurrent lease liabilities	20,360	—	—		20,360
Warrant liabilities	988	—	—		988
Other liabilities	781	—	—		781
Total liabilities	202,473	(2,061)	(64,963)		135,449

Commitments and contingencies

Stockholders’ equity
Class A Common stock	3	—	—		3
Class B Common stock	1	—	—		1
Additional paid-in capital / Parent's company net investment	728,525	(33,946)	79,545	(b)	770,585
			(3,539)	(d)
Accumulated deficit	(652,895)	—	(10,313)	(c)	(663,208)
Accumulated other comprehensive loss	(3,954)	—	—		(3,954)
Total BuzzFeed, Inc. stockholders’ equity	71,680	(33,946)	65,693		103,427
Noncontrolling interests	2,390	—	—		2,390
Total stockholders’ equity	74,070	(33,946)	65,693		105,817
Total liabilities and stockholders' equity	$276,543	$(36,007)	$730		$241,266

BUZZFEED, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2024
(Dollars and shares in thousands, except per share amounts)

		Transaction Accounting Adjustments
	BuzzFeed (Historical)	Discontinued Operations of First We Feast (a)	First We Feast Transaction Pro Forma Adjustments	Notes	Pro Forma BuzzFeed
Revenue	$156,007	$(22,315)	$—		$133,692
Costs and Expenses
Cost of revenue, excluding depreciation and amortization	89,761	(12,665)	—		77,096
Sales and marketing	18,408	(2,462)	—		15,946
General and administrative	44,999	—	(563)	(e)	44,436
Research and development	8,532	—	—		8,532
Depreciation and amortization	15,755	(1,206)	—		14,549
Total costs and expenses	177,455	(16,333)	(563)		160,559
Income (loss) from continuing operations	(21,448)	(5,982)	563		(26,867)
Other income (expense), net	3,838	—	1,485	(f)	5,323
Interest expense, net	(12,496)	7,312	—		(5,184)
Change in fair value of warrant liabilities	(582)	—	—		(582)
Income (loss) from continuing operations before income taxes	(30,688)	1,330	2,048		(27,310)
Income tax (benefit) provision	396	—	—		396
Net income (loss) from continuing operations	(31,084)	1,330	2,048		(27,706)
Net income (loss) from discontinued operations, net of tax	(9,924)	—	—		(9,924)
Net income (loss)	(41,008)	1,330	2,048		(37,630)
Less: net income (loss) attributable to noncontrolling interests	119	—	—		119
Net income (loss) attributable to BuzzFeed, Inc.	$(41,127)	$1,330	$2,048		$(37,749)
Net income (loss) from continuing operations attributable to holders of Class A and Class B common stock:
Basic and diluted	$(31,203)				$(27,825)
Net income (loss) from continuing operations per Class A and Class B common share:
Basic and diluted	$(0.84)				$(0.75)
Weighted average common shares outstanding:
Basic and diluted	37,181				37,181

BUZZFEED, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023
(Dollars and shares in thousands, except per share amounts)

		Transaction Accounting Adjustments
	BuzzFeed (Historical)	Discontinued Operations of First We Feast (a)	First We Feast Transaction Pro Forma Adjustments	Notes	Pro Forma BuzzFeed
Revenue	$252,677	$(22,236)	$—		$230,441
Costs and Expenses
Cost of revenue, excluding depreciation and amortization	142,366	(12,584)	—		129,782
Sales and marketing	38,989	(3,047)	—		35,942
General and administrative	78,026	—	(750)	(e)	77,276
Research and development	11,179	—	—		11,179
Depreciation and amortization	21,941	(1,608)	—		20,333
Total costs and expenses	292,501	(17,239)	(750)		274,512
Income (loss) from continuing operations	(39,824)	(4,997)	750		(44,071)
Other income (expense), net	(2,990)	—	1,980	(f)	(1,010)
Interest expense, net	(16,085)	9,621	—		(6,464)
Change in fair value of warrant liabilities	(11)	—	—		(11)
Change in fair value of derivative liability	180	—	(115)	(c)	65
Income (loss) from continuing operations before income taxes	(58,730)	4,624	2,615		(51,491)
Income tax (benefit) provision	1,602	—	—		1,602
Net income (loss) from continuing operations	(60,332)	4,624	2,615		(53,093)
Net income (loss) from discontinued operations, net of tax	(28,990)	—	—		(28,990)
Net income (loss)	(89,322)	4,624	2,615		(82,083)
Less: net income (loss) attributable to noncontrolling interests	(743)	—	—		(743)
Net loss attributable to BuzzFeed, Inc.	$(88,579)	$4,624	$2,615		$(81,340)
Net income (loss) from continuing operations attributable to holders of Class A and Class B common stock:
Basic and diluted	$(59,589)				$(52,350)
Net loss per Class A, Class B, and Class C common share:
Basic and diluted	$(1.67)				$(1.46)
Weighted average common shares outstanding:
Basic and diluted	35,766				35,766

BUZZFEED, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(Dollars and shares in thousands, except per share amounts)

		Transaction Accounting Adjustments
	BuzzFeed (Historical)	Discontinued Operations of First We Feast (a)	First We Feast Transaction Pro Forma Adjustments	Notes	Pro Forma BuzzFeed
Revenue	$342,554	$(16,777)	$—		$325,777
Costs and Expenses
Cost of revenue, excluding depreciation and amortization	194,348	(9,811)	—		184,537
Sales and marketing	47,293	(3,220)	—		44,073
General and administrative	111,437	—	(750)	(e)	110,687
Research and development	27,100	—	—		27,100
Depreciation and amortization	24,263	(1,608)	—		22,655
Impairment expense	66,464	(14,901)			51,563
Total costs and expenses	470,905	(29,540)	(750)		440,615
Income (loss) from continuing operations	(128,351)	12,763	750		(114,838)
Other income (expense), net	(3,076)	—	1,980	(f)	(1,096)
Interest expense, net	(15,591)	9,175	(10,314)	(c)	(16,730)
Change in fair value of warrant liabilities	4,543	—	—		4,543
Change in fair value of derivative liability	4,695	—	(2,987)	(c)	1,708
Income (loss) from continuing operations before income taxes	(137,780)	21,938	(10,571)		(126,413)
Income tax (benefit) provision	2,703	—	—		2,703
Net income (loss) from continuing operations	(140,483)	21,938	(10,571)		(129,116)
Net income (loss) from discontinued operations, net of tax	(60,843)	—	—		(60,843)
Net income (loss)	(201,326)	21,938	(10,571)		(189,959)
Less: net income (loss) attributable to the redeemable noncontrolling interest	164	—	—		164
Less: net income (loss) attributable to noncontrolling interests	(533)	—	—		(533)
Net loss attributable to BuzzFeed, Inc.	$(200,957)	$21,938	$(10,571)		$(189,590)
Net income (loss) from continuing operations attributable to holders of Class A and Class B common stock:
Basic and diluted	$(140,114)				$(128,747)
Net loss per Class A, Class B, and Class C common share:
Basic and diluted	$(4.06)				$(3.73)
Weighted average common shares outstanding:
Basic and diluted	34,537				34,537

BUZZFEED, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

    The unaudited pro forma condensed consolidated financial information reflects the following adjustments:
(a)    The information in the “Discontinued Operations of First We Feast” column in the unaudited pro forma condensed consolidated balance sheet is derived from the Company’s unaudited condensed consolidated financial information and the related accounting records as of September 30, 2024, adjusted to include certain assets and liabilities that have been disposed of and transferred to the Purchaser pursuant to the Asset Purchase Agreement, and to exclude certain assets and liabilities related to First We Feast that will be retained by the Company in connection with the Transaction.
    The information in the “Discontinued Operations of First We Feast” column in the unaudited condensed consolidated pro forma statements of operations is derived from the Company’s unaudited condensed consolidated financial information and the related accounting records for the periods presented and reflects the elimination of the historical operating results of First We Feast. Included in the “Discontinued Operations of First We Feast” column is interest expense associated with the debt that was not assumed by the Purchaser but was required to be repaid as part of the Transaction, including the amortization of deferred debt discount and issuance costs. Excluded from the historical operating results of First We Feast are certain general corporate overhead expenses that were allocated to First We Feast’s operations but are not specifically identifiable as costs of First We Feast, and as such, do not meet the criteria to be presented in discontinued operations and will be presented as part of BuzzFeed’s continuing operations.
The ultimate disposition of such assets could result in material changes from the unaudited pro forma condensed consolidated financial information. Discontinued Operations of First We Feast does not necessarily reflect what First We Feast’s results of operations would have been on a stand-alone basis and are not necessarily indicative of future results of operations.
A pro forma gain on disposal is calculated as outlined in the table below. The pro forma gain on disposal is based on information within the First We Feast Transaction’s unaudited pro forma condensed consolidated historical balance sheet as of September 30, 2024. The actual gain or loss on disposal will be based on First We Feast’s historical balance sheet information as of the Closing and may differ significantly. The pro forma gain on disposal has not been reflected in the unaudited pro forma condensed consolidated statements of operations as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations.

Cash purchase price per the Asset Purchase Agreement (see Note (b))	$82,504
Less: estimated transaction-related expenses per Note (b)	(2,959)
Net proceeds	79,545
Less: First We Feast’s net assets (see Note (a))	(33,946)
Estimated income taxes (see Note (d))	(3,539)
Pro forma gain on disposal	$42,060

(b)    Represents the net cash of $79.5 million received in connection with the First We Feast Transaction, which consists of the gross proceeds of $82.5 million pursuant to the Asset Purchase Agreement less the estimated payment of approximately $3.0 million of transaction closing costs that are non-recurring in nature. The transaction closing costs include incremental costs incurred by BuzzFeed including, but not limited to, banking fees, legal fees, and advisory fees that are directly attributable to the First We Feast Transaction but are not reflected in the unaudited pro forma condensed consolidated statements of operations.
(c)    Represents the net cash of $78.8 million used to repay (i) $75.6 million against the aggregate principal amount outstanding of the Notes by utilizing gross cash proceeds from the First We Feast Transaction, and (ii) approximately $3.2 million of accrued and unpaid interest. The unaudited pro forma condensed consolidated balance sheet adjustments reflect the proportionate removal of the associated unamortized debt discount and issuance costs of $10.1 million outstanding as of September 30, 2024. The unaudited pro forma condensed consolidated balance sheet also reflects the removal of $3.0 million in accrued interest. The aforementioned $10.1 million of unamortized debt discount and issuance costs, plus an additional $0.2 million of interest expense reflecting the difference between the amount accrued as of September 30, 2024 and the amount due upon repayment, are reflected in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022, as if the First We Feast Transaction occurred on January 1, 2022.
The corresponding adjustments to change in fair value of derivative liability in the unaudited pro forma condensed consolidated statements of operations of $0.1 million and $3.0 million for the years ended December 31, 2023 and 2022, respectively, is reflected as if such debt had been repaid on January 1, 2022.
(d)    Reflects the estimated non-recurring tax impact on the disposal, estimated using the federal statutory income tax rate of 21%, adjusted for permissible tax attributes, and the blended effective state tax rate of approximately 2%. The estimated tax payments of $3.5 million have been accrued for in “Other current liabilities” in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2024. The tax impacts on the pro forma adjustments were insignificant. Upon the Closing, the ultimate disposition of such assets and the resulting tax impact and associated taxes recognized on the First We Feast Transaction could result in material changes from the unaudited pro forma condensed consolidated financial information.
(e)    Reflects the estimated sublease income of $0.6 million, $0.8 million, and $0.8 million for the nine months ended September 30, 2024, and for the years ended December 31, 2023 and 2022, respectively, to capture the effects of the space sharing licensing agreements that provides for the Purchaser to use certain space within the Company’s corporate offices in New York, New York and Los Angeles, California, for a period of time post-separation. The Company treats sublease income as an offset to rent expense.
(f)    Reflects the estimated income of $1.5 million, $2.0 million, and $2.0 million for the nine months ended September 30, 2024, and for the years ended December 31, 2023 and 2022, respectively, to capture effects of the TSA that provides for the performance of certain services by the Company to the Purchaser for a period of time post-separation.